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                                                                   EXHIBIT 10.46


                  FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


                 THIS AGREEMENT is entered into as of December __, 1996, by and between NORCAL WASTE SYSTEMS, INC., a California corporation (the "Company"), and __________________________ ("Optionee"). The parties agree as follows:

                 1. Grant of Option. Pursuant to the Company's 1996 Employee Stock Incentive Plan (the "Plan"), the Company has granted Optionee a nonqualified stock option (the "Option") to acquire _______ shares of the Company's common stock (the "Shares") at an exercise price equal to the greater of (a) $4.89 per Share, or (b) the Fair Market Value of a Share as of the date of grant of this Option.

                 2. Vesting. As long as Optionee remains employed by the Company, the Option will become exercisable ("Vest") as follows:

                             Cumulative Percentage            Cumulative Number
          Date                  of Shares Vested              of Shares Vested
        --------             ---------------------            -----------------
         Before
         9/30/97                       0%                           -0-
         9/30/97                      20%                          _____
         9/30/98                      40%                          _____
         9/30/99                      70%                          _____
         9/30/00                     100%                          _____

Upon the termination of Optionee's employment with the Company for any reason (whether by reason of death, disability, voluntary resignation, involuntary termination or any other reason), all Unvested Shares will remain Unvested Shares, no further Shares will become Vested, and the Option may not be exercised to purchase any Unvested Shares.

                 3.       Exercise of Option.

                          (a)     As long as Optionee remains employed by the
Company, the Optionee may exercise this Option to purchase all or part of the Shares that have Vested at any time on or before September 30, 2003.

                          (b)     After Optionee's Termination of Service for
any reason, Optionee must exercise this Option within the time periods specified in Section 7(e) of the Plan, pursuant to the procedures set forth in
Section 7(f) of the Plan.


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                 4.       Compliance with Securities Laws.  The grant and any
subsequent exercise of this Option are subject to compliance with all applicable federal and state securities laws.

                 5. Other Terms. The other terms of this Option will be the same as those provided for in the Plan. The Plan is attached hereto and is incorporated herein by this reference. Optionee has read the Plan and agrees to be bound by its terms.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

NORCAL WASTE SYSTEMS, INC.



By: ________________________                ________________________
    Michael J. Sangiacomo                      [NAME OF OPTIONEE]
    President and CEO


Attachments (1)  Spousal Consent
            (2)  1996 Employee Stock Incentive Plan



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                                SPOUSAL CONSENT


                 The undersigned ("Consenting Spouse") is the spouse of the Optionee referred to in the attached Nonqualified Stock Option Agreement (the "Agreement") and has had an opportunity to read and understand the Agreement and the 1996 Employee Stock Incentive Plan of Norcal Waste Systems, Inc. (the "Company"). The Consenting Spouse hereby consents to the Agreement, and agrees to cooperate in enabling his or her spouse to meet all obligations provided for in the Agreement and the Plan. The Consenting Spouse is aware that by the provisions of the Agreement and the Plan, the Optionee agrees to sell all of his or her Shares, including any community interest of the Consenting Spouse in the Shares, on the occurrence of certain events. The Consenting Spouse understands that the Company is relying upon this consent in entering into this Agreement and in not taking further steps to protect its interests.




Dated:______________              _______________________________
                                  Signature


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